United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
TAL INTERNATIONAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.
Title of each class of securities to which transaction applies:

2.
Aggregate number of securities to which transaction applies:

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.
Proposed maximum aggregate value of transaction:

5.
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.
Amount Previously Paid:

2.
Form, Schedule or Registration Statement No.:

3.
Filing Party:

4.
Date Filed:

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577
Supplement to Proxy Statement/PROSPECTUS – Your Vote is Very Important
NOTICE OF adjourned SPECIAL MEETING OF STOCKHOLDERS for Approval of proposed Combination with Triton Container International Limited TO BE reconvened ON JULY 12, 2016 AND NOTICE OF POTENTIAL APPRAISAl rightS
Dear Stockholders:
We are sending you this notice to provide additional information to you with respect to your potential right to appraisal under Delaware law in connection with the proposed combination between TAL International Group, Inc. (“TAL”) and Triton Container International Limited (“Triton”). As detailed below, the special meeting of TAL’s stockholders, which was originally announced to be held on June 14, 2016, was convened on such date and then immediately adjourned. The special meeting will be reconvened at 10:00 a.m., Eastern Time, on July 12, 2016 at the Crowne Plaza White Plains, 66 Hale Avenue, White Plains, New York 10601, to give you time to review these additional disclosures.
On or about May 9, 2016, we mailed to holders of TAL common stock as of the record date of April 25, 2016, a proxy statement/prospectus, included in the Registration Statement on Form S-4 (Registration No. 333-208757) filed by Triton International Limited (“Holdco”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on May 9, 2016, and in the definitive proxy statement/prospectus included in the Schedule 14A filed by TAL on May 9, 2016, relating to the proposed combination of TAL and Triton.
TAL has adjourned the special meeting for approval of the proposed combination with Triton in order to make supplemental disclosures accompanying this notice (the “Supplement”) regarding the potential ability of its stockholders to exercise appraisal rights in connection with the proposed combination. A purported stockholder of TAL owning less than 1% of TAL’s outstanding common stock has recently asserted that, as a result of the previously announced special dividend of  $0.54 per share declared by TAL on May 26, 2016, TAL’s stockholders are entitled to appraisal rights in connection with the proposed combination. Notwithstanding such assertions and the provision of this notice and the accompanying Supplement, TAL believes that TAL stockholders are not entitled to appraisal rights under Delaware law with respect to the combination and expects that TAL and the combined company will oppose any attempted exercise of such rights. The Board of Directors of TAL has determined, out of an abundance of caution, to provide the Supplement to TAL stockholders describing how any such appraisal rights would be exercised by any TAL stockholders contending that they are entitled to an appraisal.
The Board of Directors of TAL has also waived the contingency relating to the payment of the $0.54 per share special dividend declared by TAL on May 26, 2016 so that such dividend was no longer contingent upon TAL stockholder approval of the combination with Triton. As a result, the $0.54 per share special dividend was paid on June 15, 2016 to holders of TAL common stock as of the close of business on June 8, 2016. TAL has been informed by the New York Stock Exchange that TAL’s common stock began trading ex-dividend on June 15, 2016.
As detailed in the Supplement attached to this notice, a court of competent jurisdiction might conclude that holders of TAL common stock are entitled to appraisal rights in connection with the proposed combination if they have complied with the procedures described in more detail in the

Supplement. Merely voting against the adoption of the transaction agreement will not preserve any right of TAL stockholders to seek appraisal under Delaware law. Instead, a stockholder wishing to preserve any right to seek appraisal must deliver to TAL, before the special meeting, a separate written demand for appraisal of such stockholder’s shares and must hold such shares continuously through the effective time of the combination. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the transaction agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of any potential appraisal rights. TAL stockholders who hold shares in the name of a bank, broker or other nominee must instruct their nominee to take the steps set forth in the Supplement to seek appraisal for their shares.
We direct your attention to the Supplement accompanying this notice for more detailed information regarding potential appraisal rights. You are also encouraged to read the entire above-mentioned proxy statement/prospectus carefully, including the transaction agreement, which is included as Annex A to the proxy statement/prospectus, and the section entitled “Risk Factors” beginning on page 34 of the proxy statement/prospectus.
TAL also hereby provides notice to its stockholders that the special meeting of TAL’s stockholders, which was originally announced to be held on June 14, 2016, was convened on such date and then immediately adjourned. The special meeting will be reconvened at 10:00 a.m., Eastern Time, on July 12, 2016 at the Crowne Plaza White Plains, 66 Hale Avenue, White Plains, New York 10601, to give you time to review these additional disclosures. In addition, on June 13, 2016, TAL and Triton mutually agreed to extend the End Date (as defined in the transaction agreement) to August 9, 2016. This notice and the accompanying Supplement are being provided at least 20 days before the date on which the special meeting will be reconvened in accordance with Section 262 of the Delaware General Corporation Law. This notice and the accompanying Supplement update the proxy statement/prospectus, and the information contained in this notice and the accompanying Supplement is incorporated by reference into the proxy statement/prospectus.
TAL and Triton cannot complete the proposed combination unless the proposal to adopt the transaction agreement is approved by holders of a majority of the outstanding shares of TAL common stock entitled to vote at the TAL special meeting.
Because the potential for appraisal rights might affect the matters to be voted at the special meeting, we are providing, solely to holders of TAL common stock as of the April 25, 2016 record date for the special meeting, a duplicate proxy card to enable such TAL stockholders to change their vote. If you have not yet voted or would like to change your vote, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement/prospectus and on the enclosed proxy card. Returning the enclosed proxy card, or voting electronically or telephonically, will not affect your right to vote in person if you attend the special meeting. IF YOU HAVE ALREADY VOTED AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO TAKE ANY ACTION. Please note that if you submit a new proxy card it will revoke all prior proxy cards, so it is important to indicate your vote on each proposal should you elect to return a completed, duplicative proxy card.
IF YOU WERE NOT A HOLDER OF TAL COMMON STOCK AS OF THE APRIL 25, 2016 RECORD DATE, YOU WILL NOT RECEIVE A PROXY CARD, AS YOU ARE NOT ELIGIBLE TO VOTE AT THE SPECIAL MEETING.
TAL’s Board of Directors has unanimously (i) approved the transaction agreement and the consummation of the mergers (as defined in the proxy statement/prospectus) and the other transactions contemplated thereby upon the terms and subject to the conditions set forth in the transaction agreement, (ii) determined that the terms of the transaction agreement, the mergers and the other transactions contemplated by the transaction agreement are fair to, and in the best interest of, TAL and its stockholders, (iii) directed that the transaction agreement be submitted to TAL stockholders for adoption at the special meeting of TAL’s stockholders, (iv) recommended that TAL’s stockholders adopt the transaction agreement, and (v) declared that the transaction agreement is advisable. Accordingly, TAL’s Board of Directors unanimously recommends that you vote “FOR” the proposal to adopt the transaction agreement and “FOR” each of the other proposals to be voted on at the special meeting.

The close of business on April 25, 2016 has been fixed as the record date, which is referred to as the TAL record date, for the determination of TAL stockholders entitled to notice of, and to vote at, the TAL special meeting or any adjournments or postponements of the TAL special meeting. Only holders of record of TAL common stock at the close of business on the TAL record date are entitled to notice of, and to vote at, the TAL special meeting. At least ten days prior to the meeting, a complete list of stockholders of record as of April 25, 2016 will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of TAL at 100 Manhattanville Road, Purchase, New York 10577.
By Order of the TAL Board of Directors,
Marc Pearlin
Vice President, General Counsel and Secretary
June 15, 2016
This notice and the accompanying Supplement are dated as of June 15, 2016, and are first being mailed to TAL stockholders on or about June 15, 2016.

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS
The following supplemental disclosures (this “Supplement”) update the proxy statement/prospectus included in the Registration Statement on Form S-4 (Registration No. 333-208757) filed by Triton International Limited (“Holdco”) with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on May 9, 2016, and in the definitive proxy statement/prospectus included in the Schedule 14A filed by TAL International Group, Inc. (“TAL”) on May 9, 2016, which was mailed to TAL stockholders on or about May 9, 2016. The information contained in this Supplement is incorporated by reference into the above-mentioned proxy statement/prospectus.
We urge you to read carefully this Supplement, together with the proxy statement/prospectus. The information contained in this Supplement replaces and supersedes any inconsistent information in the proxy statement/prospectus.
Cautionary Statement Regarding Forward-Looking Statements
This Supplement includes forward-looking statements with respect to Holdco, TAL and Triton, the industry in which they operate, and the mergers, that reflect Holdco’s, TAL’s and Triton’s current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Holdco’s, TAL’s and Triton’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following:
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uncertainty as to whether TAL and Triton will be able to consummate the mergers on the terms set forth in the transaction agreement;

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uncertainty as to the availability of appraisal rights in connection with the proposed combination;

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uncertainty as to the market value of the TAL and Triton merger consideration;

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failure to realize the anticipated benefits of the mergers, including as a result of a delay in completing the mergers or a delay or difficulty in integrating the businesses of TAL and Triton;

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uncertainty as to the long-term value of Holdco common shares;

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the expected amount and timing of cost savings and operating synergies resulting from the mergers;

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failure to receive the approval of the stockholders of TAL for the mergers;

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decreases in the demand for leased containers;

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decreases in market leasing rates for containers;

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difficulties in re-leasing containers after their initial fixed-term leases;

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their customers’ decisions to buy rather than lease containers;

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their dependence on a limited number of customers for a substantial portion of our revenues;

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customer defaults;

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decreases in the selling prices of used containers;

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extensive competition in the container leasing industry;

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difficulties stemming from the international nature of their businesses;

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decreases in the demand for international trade;

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disruption to their operations resulting from the political and economic policies of foreign countries, particularly China;

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disruption to their operations from failures of or attacks on our information technology systems;

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their compliance with laws and regulations related to security, anti-terrorism, environmental protection and corruption;

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their ability to obtain sufficient capital to support their growth;

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restrictions on their businesses imposed by the terms of their debt agreements; and

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other risks and uncertainties, including those listed under the caption “Risk Factors” beginning on page 34 of the proxy statement/prospectus.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the proxy statement/prospectus. Any forward-looking statements made in the proxy statement/prospectus, as supplemented by this Supplement, are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, TAL, Triton, Holdco or their respective businesses or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Important Information for Investors and Stockholders
Holdco has filed with the SEC a Registration Statement on Form S-4 that was declared effective by the SEC on May 9, 2016. This Registration Statement includes a proxy statement/prospectus in connection with the proposed TAL merger. TAL urges investors and stockholders to read the proxy statement/prospectus, as supplemented by this Supplement, and any other relevant documents filed by TAL or Holdco with the SEC because they contain important information.
Investors and stockholders are currently able to obtain the proxy statement/prospectus, this Supplement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by TAL will be available free of charge on the investor relations portion of the TAL website at www.talinternational.com.
Appraisal Rights
TAL has convened and immediately adjourned the special meeting of TAL stockholders, originally announced to be held on June 14, 2016, for approval of the proposed combination with Triton in order to make this Supplement regarding the potential ability of its stockholders to exercise appraisal rights in connection with the proposed combination. A purported stockholder of TAL owning less than 1% of TAL’s outstanding common stock has recently asserted that, as a result of the previously announced special dividend of  $0.54 per share declared by TAL on May 26, 2016, TAL’s stockholders are entitled to appraisal rights in connection with the proposed combination. Notwithstanding such assertions and the provision of this Supplement, TAL believes that TAL stockholders are not entitled to appraisal rights under Delaware law with respect to the combination and expects that TAL and the combined company will oppose any attempted exercise of such rights. The Board of Directors of TAL has determined, out of an abundance of caution, to provide supplemental disclosures to TAL stockholders describing how any such appraisal rights would be exercised by any TAL stockholders contending that they are entitled to an appraisal.
The Board of Directors of TAL has also waived the contingency relating to the payment of the $0.54 per share special dividend declared by TAL on May 26, 2016 (the “Special Dividend”) so that such dividend was no longer contingent upon TAL stockholder approval of the combination with Triton. As a result, the $0.54 per share Special Dividend was paid on June 15, 2016 to holders of TAL common stock as of the close of business on June 8, 2016. TAL has been informed by the New York Stock Exchange that TAL’s common stock began trading ex-dividend commencing on June 15, 2016.
If the proposed combination is completed, it is possible that a court of competent jurisdiction would conclude that TAL’s stockholders are entitled to appraisal rights with respect to the combination under Section 262 of the Delaware General Corporation Law, which is referred to as Section 262, provided that they have complied with the conditions established by Section 262.

If appraisal rights are determined by a court of competent jurisdiction to be available in connection with the proposed combination, any holder of shares of TAL common stock who has duly demanded and perfected appraisal in compliance with Section 262 will not, after the effective time of the proposed combination (the “Effective Time”), be entitled to receive any Holdco common shares in respect of the combination. TAL stockholders who receive cash as a result of the exercise of appraisal rights will recognize taxable gain or loss for federal income tax purposes.
Section 262 is reprinted in its entirety as Appendix A to this Supplement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix A. This discussion and Appendix A should be reviewed carefully by any holder who wishes to seek to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of any potential appraisal rights.
A record holder of shares of TAL common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of adoption of the transaction agreement nor consents thereto in writing might be entitled to an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the fair value of his or her shares of TAL common stock. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY VOTING IN FAVOR OF ADOPTION OF THE TRANSACTION AGREEMENT AND WISH TO SEEK APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY PRESERVE ANY RIGHT TO DO SO. INSTRUCTIONS FOR REVOKING YOUR PROXY ARE SET FORTH IN THE PROXY STATEMENT/PROSPECTUS MAILED TO TAL STOCKHOLDERS ON OR ABOUT MAY 9, 2016. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of TAL common stock” are to the record holder or holders of shares of TAL common stock.
Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting of TAL stockholders to consider the proposed combination, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Supplement shall constitute such notice to the holders of TAL common stock.
Holders of shares of TAL common stock who desire to seek to exercise their appraisal rights must not vote in favor of adoption of the transaction agreement and must deliver a separate written demand for appraisal to TAL prior to the vote by the TAL stockholders on adoption of the transaction agreement. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform TAL of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the TAL common stock. A proxy or vote against the adoption of the transaction agreement will not by itself constitute such a demand. Within 10 days after the Effective Time, TAL must provide notice of the Effective Time to all TAL stockholders who have complied with Section 262 and who have not voted in favor of or consented to the adoption of the transaction agreement.
A stockholder who seeks to exercise appraisal rights should mail or deliver his or her written demand to TAL’s Corporate Secretary at 100 Manhattanville Road, Purchase, New York 10577.
A person having a beneficial interest in shares of TAL common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to seek to perfect appraisal rights. If the shares of TAL common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of TAL common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of TAL common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.
Within 120 days after the Effective Time, either TAL or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on TAL in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of TAL to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that TAL will file such a petition or that TAL will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of TAL common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any TAL stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from TAL a statement setting forth the aggregate number of shares of TAL common stock not voting in favor of adoption of the transaction agreement and with respect to which demands for appraisal were received by TAL and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by TAL.
If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. Notwithstanding the provision of this Supplement and the accompanying notice, TAL believes that TAL stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed combination and expects that TAL and the combined company will oppose any attempted exercise of such rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of TAL common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the combination with Triton, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.
Although TAL believes that the Holdco common shares to be received as consideration in the combination (the “Merger Consideration”) is fair, no representation is made as to the outcome of any appraisal of fair value as determined by the Delaware Court and stockholders should recognize that, if a court of competent jurisdiction determines that appraisal is available in connection with the proposed combination, such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, TAL does not anticipate offering more than the Merger Consideration to any stockholder seeking to exercise appraisal rights and, if a court of competent jurisdiction determines that appraisal is available in connection with the proposed combination, reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of TAL common stock is less than the Merger Consideration. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder of TAL, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.
Any holder of shares of TAL common stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.
At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the Merger Consideration; after this period, the stockholder may withdraw such demand for appraisal only with the consent of TAL. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders’ rights to appraisal shall cease, and all holders of shares of TAL common stock will be entitled to receive the Merger Consideration. Inasmuch as TAL has no obligation to file such a petition, and TAL has no present intention to do so, any holder of shares of TAL common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to TAL a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of TAL and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.
Voting Instructions for Holders of TAL Common Stock as of the April 25, 2016 Record Date
Because the potential for appraisal rights might affect the matters to be voted at the special meeting, we are providing, solely to holders of TAL common stock as of the April 25, 2016 record date for the special meeting, a duplicate proxy card to enable such TAL stockholders to change their vote. If you have not yet voted or would like to change your vote, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement/prospectus and on the enclosed proxy card. Returning the enclosed proxy card, or voting electronically or telephonically, will not affect your right to vote in person if you attend the special meeting. If your shares were held in “street name” as of the April 25, 2016 record date, you must follow the directions received from your broker in order to vote your shares or change your vote. IF YOU HAVE ALREADY VOTED AND DO NOT WANT TO CHANGE YOUR VOTE, YOU DO NOT NEED TO TAKE ANY ACTION. Please note that if you submit a new proxy card it will revoke all prior proxy cards, so it is important to indicate your vote on each proposal should you elect to return a completed, duplicative proxy card.
IF YOU ARE NOT A HOLDER OF TAL COMMON STOCK AS OF THE APRIL 25, 2016 RECORD DATE, YOU WILL NOT RECEIVE A PROXY CARD, AS YOU ARE NOT ELIGIBLE TO VOTE AT THE SPECIAL MEETING.

APPENDIX A
GENERAL CORPORATION LAW OF DELAWARE
SECTION 262 – APPRAISAL RIGHTS
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

TAL INTERNATIONAL GROUP, INC.
100 MANHATTANVILLE ROAD
PURCHASE, NY 10577-2135

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1
1

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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.

	For	Against	Abstain
1. To adopt the Transaction Agreement, dated as of November 9, 2015, as it may be amended from time to time, by and among Triton Container International Limited, TAL International Group, Inc.,Triton International Limited, Ocean Delaware Sub, Inc. and Ocean Bermuda Sub Limited.	☐	☐	☐
2. To approve the adjournment of the special meeting, if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Transaction Agreement.	☐	☐	☐
3. To approve, by a non-binding, advisory vote, certain compensation that may be paid or become payable to TAL's named executive officers in connection with the mergers contemplated by the Transaction Agreement and to adopt, on a non-binding advisory basis, the resolution set forth in the proxy statement/prospectus reflecting such approval.	☐	☐	☐
4. To approve the inclusion in Triton International Limited's amended and restated bye-laws of the business combination provision providing for certain restrictions on business combinations with interested shareholders.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000295442_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice, Proxy Statement and supplemental disclosure thereto are available at www.proxyvote.com .

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE RECONVENED ON JULY 12, 2016

The undersigned hereby appoint(s) Marc A. Pearlin and John Burns as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of TAL International Group, Inc. held of record by the undersigned on April 25, 2016 at the Special Meeting of Stockholders of TAL International Group, Inc. to be reconvened at the Crowne Plaza White Plains, 66 Hale Avenue, White Plains, New York, 10601, at 10:00 a.m., Eastern Daylight Time, on July 12, 2016, and at any adjournments or postponements thereof, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 and "FOR" PROPOSAL 4.

PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Continued and to be signed on reverse side

0000295442_2 R1.0.1.25